UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 29, 2010

Arrowhead Research Corporation

(Exact name of registrant as specified in its charter)

0-21898

(Commission File Number)

Delaware	46-0408024
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

201 South Lake Avenue, Suite 703, Pasadena, CA 91101

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (626) 304-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01	Entry into a Material Agreement.

On June 29, 2010, Arrowhead Research Corporation (the “Company”) and Unidym, Inc. (“Unidym”), its majority owned subsidiary, entered into a Subscription Agreement (the “Subscription Agreement”) whereby Unidym issued 4,785,077 shares of Unidym’s Series D Preferred Stock (the “Series D Shares”) to the Company, in exchange for the cancellation of $1,435,523 in accumulated operational loans by Arrowhead to Unidym. The Series D stock has a purchase price of $0.30 per share. Series D Stock has a $0.30 per share liquidation preference and each Series D Share is convertible into one share of Unidym common stock. After giving effect to the transaction, the Company’s ownership of Unidym was 79% of outstanding voting securities and 64% of securities on a fully diluted basis.

The foregoing is intended only as a summary of the terms of the Subscription Agreement and is qualified in its entirety by the agreement, a copy of which is attached hereto as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

Exhibit 10.1	Subscription Agreement between Arrowhead Research Corporation and Unidym, Inc. dated June 29, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 2, 2009

ARROWHEAD RESEARCH CORPORATION

By:	/s/ KENNETH MYSZKOWSKI
Kenneth Myszkowski
Chief Financial Officer